UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia

(State or other jurisdiction of

incorporation or organization)

1-08022	62-1051971
(Commission File No.)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL 32202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(904) 359-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

CSX Corporation (“CSX”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on Wednesday, May 11, 2016. The final voting results for each matter submitted to a shareholder vote at the Annual Meeting are set forth below.

Item 1:	The following twelve persons were elected to the CSX Board of Directors by the votes set forth in the table below:

	For	Against	Abstain	Broker Non-Votes	Total
Donna M. Alvarado	676,330,098	7,013,745	2,968,200	134,654,171	820,966,214
John B. Breaux	669,550,022	13,182,560	3,579,461	134,654,171	820,966,214
Pamela L. Carter	675,546,479	7,166,907	3,598,657	134,654,171	820,966,214
Steven T. Halverson	676,101,534	6,483,733	3,726,776	134,654,171	820,966,214
Edward J. Kelly, III	663,084,764	19,910,295	3,316,984	134,654,171	820,966,214
John D. McPherson	675,818,208	7,069,930	3,423,905	134,654,171	820,966,214
David M. Moffett	674,671,970	8,102,475	3,537,598	134,654,171	820,966,214
Timothy T. O’Toole	674,562,444	8,506,583	3,243,016	134,654,171	820,966,214
David M. Ratcliffe	672,945,919	9,916,461	3,449,663	134,654,171	820,966,214
Donald J. Shepard	668,600,201	14,127,791	3,584,051	134,654,171	820,966,214
Michael J. Ward	651,193,775	28,501,358	6,616,910	134,654,171	820,966,214
J. Steven Whisler	676,580,288	6,182,070	3,549,685	134,654,171	820,966,214

Item 2:	Shareholders ratified the appointment of Ernst & Young LLP as CSX’s independent registered public accounting firm for 2016, by the votes set forth in the table below:

For	Against	Abstain	Total
806,746,332	11,437,874	2,782,008	820,966,214

Item 3:	Shareholders approved, on an advisory (non-binding) basis, the compensation of CSX’s named executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes	Total
651,643,591	28,363,537	6,304,915	134,654,171	820,966,214

No other matters were submitted for shareholder action.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Ellen M. Fitzsimmons
Ellen M. Fitzsimmons Executive Vice President, Law and Public Affairs, General Counsel and Corporate Secretary

Date: May 16, 2016